SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 5, 2001


                            CROWN ENERGY CORPORATION
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              Exact name of registrant as specified in its charter


           Utah                         0-19365                   87-0368981
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       State or other               Commission File No.              IRS
jurisdiction of incorporation                                    Employer ID #


             215 South State, Suite 650, Salt Lake City, Utah 84111
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               Address and zip code of principal executive offices


                                 801-537-5610

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                          Registrant's telephone number

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Item 1.    Changes in Control of Registrant

           Not applicable.

Item 2.    Acquisition or Disposition of Assets

           Not applicable.

Item 3.    Bankruptcy or Receivership

           Not applicable.

Item 4.    Changes in Registrant's Certifying Accountant

           Not applicable.

Item 5.    Other Events

           On March 5, 2001, Crown Energy Corporation (together with its subsidiaries, "Crown Energy") and MCNIC Pipeline & Processing Company ("MCNIC") exchanged claims and counterclaims in arbitration relating to the pending proceedings between the parties which are discussed below. The claims and counterclaims were exchanged pursuant to an Arbitration Agreement signed January 26, 2001, under which the parties agreed to submit the disputes described below to final and binding arbitration. The dispute is being arbitrated before Judge John G. Davies (Ret.) in Salt Lake City, Utah. The arbitration hearing is scheduled for July 23, 2001 through August 10, 2001 with pre-hearing discovery to occur prior to that time.

           The proceedings subject to arbitration relate to the actions filed by MCNIC against Crown Energy on June 20, 2000 in the third Judicial District Court, Salt Lake City, Civil No. 0090-4876 (the "MCNIC Complaint") and Crown Energy's action filed against MCNIC, MCN Energy Group, Inc. ("MCN") and certain officers of MCN and MCNIC personally on July 25, 2000 in United States District Court for the District of Utah, Central Division at Civil No. 2:00 CV-05873ST (the "Crown Energy Complaint").

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           Under the MCNIC Complaint, MCNIC seeks to foreclose MCNIC's alleged mortgage and security interest in and to certain real and intangible personal properties of Crown Asphalt Distribution, L.L.C., a limited liability company in which Crown Energy owns a controlling interest, with MCNIC being the sole other member ("CAD"). For a complete discussion of the MCNIC Complaint, see the Form 8-K filed by Crown Energy, dated June 26, 2000, which is incorporated by this reference.

           On August 1, 2000, Crown Energy and CAD filed their Answer and Counterclaims to the MCNIC Complaint and named additional counterclaim defendants, MCN, Howard L. ("Lee") Dow III, and William E. Kramer. Crown Energy's and CAD's Answer and Counterclaims substantially denied all of the allegations set forth in the MCNIC Complaint and alleged numerous counterclaims including breach of fiduciary duty, economic duress, breach of implied covenants of good faith and fair dealing, breach of contracts, estoppel, intentional interference, trade libel and slander of title, and abuse of process.

           The Crown Energy Complaint arises from the joint ventures between affiliates of Crown Energy and MCNIC with regard to the asphalt business in the Western United States involving the mining, processing, storage, manufacture, and marketing of asphalt. Crown Energy alleges claims against the defendants for breach of fiduciary duties, economic duress, breach of implied covenants of good faith and fair dealing, breach of contracts, estoppel, intentional interference, and trade libel and slander of title as a result of defendants' wrongful and bad faith conduct in the joint venture relationships. Damages in an amount exceeding $100 million are sought on Crown Energy's claims for breach of fiduciary duties, economic duress, and breach of implied covenants of good faith and fair dealing, with the full amount of damages on all claims to be subsequently proven.

           Crown Energy believes that it has a strong case on its claims and counterclaims in arbitration. However, because arbitration proceedings are inherently uncertain, Crown Energy cannot predict the outcome of any litigation or arbitration proceedings.

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SIGNATURES

           Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CROWN ENERGY CORPORATION



                                           /s/ Jay Mealey
                                           ----------------------------------
                                           Jay Mealey
                                           Chief Executive Officer, President

DATED:  March 8, 2001

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